                                                                                         Exhibit 99.B10(B)

SULLIVAN & CROMWELL

NEW YORK TELEPHONE: (212) 558-4000
TELEX: 62694 (INTERNATIONAL) 127816 (DOMESTIC)                       125 Broad Street, New York 10004-2498
CABLE ADDRESS: LADYCOURT, NEW YORK                                     __________
FACSIMILE: (212) 558-3588 (125 Broad Street)                          250 PARK AVENUE, NEW YORK 10177-0021
         (212) 558-3792 (250 Park Avenue)          1701 PENNSYLVANIA AVE, N.W. WASHINGTON, D.C. 20006-5805
                                                           444 SOUTH FLOWER STREET, LOS ANGELES 90071-2901
                                                                             8, PLACE VENDOME, 75001 PARIS
                                                    ST. OLAVE'S HOUSE, 9a IRONMONGER LANE, LONDON EC2V 8EY
                                                                        101 COLLINS STREET, MELBOURNE 3000
                                                            2-1, MARUNOUCHI I-CHOME, CHIYODA-KU, TOKYO 100
                                                             GLOUCESTER TOWER, 11 PEDDER STREET, HONG KONG






                                                                  March 3, 1997


Prudential Utility Fund, Inc.,
   Gateway Center Three,
         100 Mulberry Street,
                  New York, New York 07102-4077.

Dear Sirs:

                  You have requested our opinion in connection with your filing of Post-Effective Amendment No. 24 to the Regis-tration Statement on Form N-1A (the "Post-Effective
Amendment") under the Securities Act of 1933 (the "Act") and your registration in connection therewith of 28,042,168 shares of your Common Stock, $.01 par value (the "Shares") pursuant to Rule 24e-2 under the Investment Company Act of 1940.
                  As your counsel, we are familiar with your organi-zation and corporate status and the validity of your Common
Stock.
                  We advise you that, in our opinion, when the Post-Effective Amendment relating to the Shares has become effective under the Act, the Shares, when duly issued and sold, for not less than the par value thereof and in

Prudential Utility Fund, Inc.
conformity with your charter, will be duly authorized and validly issued, fully paid and nonassessable.
                  The foregoing opinion is limited to the Federal laws of the United States and the General Corporation Laws of the State of Maryland, and we are expressing no opinion as to the effect by the laws of any other jurisdiction.
                  We have relied as to certain matters on informa-tion obtained from public officials, your officers and other sources believed by us to be responsible.
                  We consent to the filing of this opinion with the Securities and Exchange Commission in connection with the notice referred to above. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities
Act of 1933.
                                       Very truly yours,


                                      /s/ Sullivan & Cromwell